NL INDUSTRIES, INC. ANNOUNCES QUARTERLY CASH DIVIDEND

DALLAS, TEXAS – October 28, 2009 – NL Industries, Inc. (NYSE:  NL) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents ($0.125) per share on its common stock to be paid in cash.  The dividend is payable on December 24, 2009 to shareholders of record at the close of business on December 10, 2009.

NL Industries, Inc. is engaged in the component products (security products, furniture components and performance marine components), titanium dioxide products and other businesses.

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